COACHING AND STRATEGIC AGREEMENT

This agreement is entered into this 6th day of January, 1999 between Coaching Institute, Inc., a Utah company with its principal place of business located at 112 West Business Park Drive, Draper, UT 84020, and RE Marketing, a California company with its principal place of business located at 11330 Sunrise Park Drive, #C, Rancho Cordova, CA.

                                    RECITALS

1. Coaching Institute is engaged in the business of providing coaching services.

2. RE Marketing requires the services from Coaching Institute that are set forth in this agreement ("Services").

3. Coaching Institute desires to provide Services to RE Marketing and RE Marketing desires to receive Services from Coaching Institute.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                              OPERATIVE PROVISIONS

1. ASSOCIATION. Coaching Institute and RE Marketing hereby agree to be associated with each other on and subject to the terms and conditions herein. It is the intention of Coaching Institute and RE Marketing to focus on their respective areas of business and technological expertise, and to enhance their own and each other's business opportunities by associating together to offer solutions to their customers whenever and wherever possible.

2. INDEPENDENT CONTRACTORS. It is understood and agreed by the parties that as to their relationship with each other they are independent contractors. Nothing in this Agreement shall be construed as creating any partnership, agency, joint venture, or other joint obligation, and both parties agree not to make any representations to the contrary. Any conduct in which a party engages in connection with or in the performance of this Agreement shall be solely in its capacity as an independent contractor, and nothing in this Agreement shall be construed to the contrary. The parties agree that, as independent contractors, they do not have authority to sign contracts, notes, or obligations, or to purchase, acquire, or dispose of any property for or on behalf of the other party or any of its customers, and shall only have authority to perform those services specifically described herein. Each party is solely responsible and liable for all labor and expenses in connection with its services performed hereunder, and for any and all damages which may be occasioned on account of the operation of this Agreement, whether the same be for personal injuries or damages of any other kind.

3. TAX LIABILITY. Each party assumes full responsibility for the payment of its respective taxes, assessments, or contributions, whether state or federal, as to compensation paid and/or the services performed under this
Agreement. Each party also agrees to pay any and all gross receipts, compensation, transaction, sales, use, or other taxes or assessments of whatever nature or kind levied or assessed as a consequence of the compensation paid and/or services performed under this agreement.

4. INTELLECTUAL PROPERTY. Ownership of all intellectual property remains with the creator of the property.

5. BUSINESS RELATIONSHIP. During the term of this agreement, the parties agree to the following:
         A.       Coaching Institute responsibilities
                  1.       Coaching  Institute  will  develop  the RE  Marketing
                           Coaching Program and associated curriculum. The curriculum will be focused on the sales and marketing of real estate, building communication skills, and personal and business development. Professional skills assessment will be included.
                  2. Coaching Institute will hire and train appropriately skilled coaches and mentors.
                  3. Coaching Institute will hire and train salespeople that will appropriately represent the RE Marketing organization.
                  4. Coaching Institute will provide inbound and outbound call center services to market the coaching program to RE Marketing seminar attendees - non-buyers.
                  5. Coaching Institute is responsible for maintaining its phone system, phone lines, computer equipment, office supplies, office space, and other materials and assets necessary to perform its function to adequately support and market services to the RE Marketing customer base.
                  6. To maintain or assist in the maintenance of the RE Marketing database
                  7.       To  forward  all  coaching   tuition   moneys  to  RE
                           Marketing.
                  8. To include a coaching evaluation and feedback form with every program. All completed copies of this form, as well as any testimonial letters, will be forwarded to RE Marketing.

         B.       RE Marketing responsibilities:
                  1. To promote and sell the RE Marketing coaching program in all its seminars, workshops, and other venues.
                  2. To work in conjunction with Coaching Institute to assure that the expectations regarding the quality and content of the coaching program are met.

                  3. To provide Coaching Institute with customer names and lists of seminar attendees and other interested parties on a regular basis for the intent of marketing the coaching program to them.
                  4. To provide materials, including copies of software packages sold, training videos, and other relevant information for the coaching staff.
                  5. To process all RE Marketing coaching sales through its merchant account or through its financing or lease program.
                  6. To compensate Coaching Institute according to the financial arrangements contained herein and to pay on a schedule according to, or similar to, the "general procedures guidelines" provided.

         C.       Mutual Responsibilities
                  1. It is understood that an undertaking of this magnitude, with the possibility of thousands of individuals contacted, enrolled, and spoken with, there will inevitably be some individuals who will be displeased with some aspect of the service. Therefore, if there are any concerns regarding representations made, the quality of service provided, or the manner in which a customer is treated, both parties agree to notify the other immediately and use their combined best efforts to rectify the situation. Customer satisfaction is the ultimate goal.

6. COMPENSATION. - The retail value associated with the coaching program is $1,495.00 - $1,995. RE Marketing agrees to compensate Coaching Institute as follows for each program or package sold. The percentage of payment to Coaching Institute will be made after the credit card processing fee is deducted.

                  Bundled or Sold by R.E.M.          Sold by Coaching Institute
                            55%                                        70%

         A.       Coaching Packages -
                           Initial package offerings to be sold are detailed in Exhibit A. Coaching packages may be changed from time to time with mutual approval from Coaching Institute and RE Marketing.

         B.       Separate Product Sales -
                           When RE Marketing products are sold separately by Coaching Institute, and not in conjunction with a coaching program, Coaching Institute will receive 40% of the gross sale amount. These individual product sales will be included on the weekly reconciliation report with regular coaching package sales.

7. MUTUAL EXCLUSIVITY AND NON-COMPETE - Throughout the duration of this agreement, REM grants Coaching Institute, Inc. status as its sole provider of coaching services. REM agrees not to develop any similar or competing program and also agrees not to utilize other third-party coaching providers through the duration of this agreement.

8. TERM OF AGREEMENT- This agreement will be subject to a 120-day trial period. Either party may terminate this Agreement within 30 days of the termination of the trial period. After the completion of the trial period, and subject to the provisions for termination contained herein, this Agreement and the association hereunder shall commence on the effective date hereof and shall continue for a period of 1 year. Upon the completion of the 1-year term of the agreement, the agreement will automatically extend an additional 2 years unless notification is received according to the terms in paragraph 9.

9. TERMINATION - Either party may terminate this Agreement on the expiration date by giving written notice to the other party at least ninety (90) days prior to the expiration of the Agreement. The premise of this arrangement is that it will continue so long as it is mutually beneficial

10. RESTRICTIVE COVENANTS - Each party understands that the other party has disclosed and will disclose certain knowledge concerning the other party's trade secrets, proprietary information, business and marketing methods, procedures, products, and services, including, but not limited to, names of customers, clients, and suppliers, and other things which constitute the property of the other party and which enable the other party to compete successfully in its business. In consideration of the parties association with each other and these disclosures, each party agrees as follows:

         A. Confidential Information; Covenant of Non-Disclosure; Trade Secrets--Proprietary Information. Each party covenants that it shall treat all such matters relating to the other party's business as confidential and proprietary information entrusted to said party solely for accomplishing the purposes of this agreement, and shall not at any time, either during or after the term of this Agreement, either directly or indirectly, use, divulge, disclose, or communicate to any person, firm, or corporation any information concerning any matters affecting or relating to the business of the other party, including without limiting the generality of the foregoing, any of its customers, clients, suppliers, the prices it obtains or has obtained for the services it renders and/or the products it sells, or any other information, written or otherwise, concerning the business of the other party, the manner of operation, plans processes, products, employees, or other data without regard to whether all the foregoing will be deemed confidential, material, or important. Upon termination of this agreement, or when this agreement becomes null and void, each party shall inform the other party as to what material and information is confidential. The named material and information shall not be used in any way by the other party and, if possible, shall be surrendered upon request.

11. INDEMNIFICATION. The party to whom a customer is referred shall indemnify the referring party against all liability or loss, and against all claims or actions based upon or arising out of the relationship between the referred customer and the party to whom the customer was referred pursuant to the terms of this Agreement, or based upon any violation of any statute, ordinance, code, or regulation, and the defense of any such claims or actions. Each party shall also indemnify the other against all liability and loss in connection with, and shall assume full responsibility for, payment of their respective federal, state, and local taxes, contributions, or assessments imposed or required as a result of this Agreement.

12.      GENERAL PROVISIONS

         A. Remedies. The rights and remedies of any of the parties hereto shall not be exclusive. In general, the respective rights and obligation hereunder shall be enforceable by specific
                  performance,   injunction,  or  other  equitable  remedy,  but
                  nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other party for a breach or threatened breach of any provision hereof, it being the intention of this Paragraph to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

         B. Governing Law, Jurisdiction, and Venue. This Agreement is governed either by the laws of the State of Utah or the State of California. If action is brought by RE Marketing, this agreement will be governed by the State of Utah, with jurisdiction and venue in the United States Court, District of Utah and/or the Courts of Salt Lake County, State of Utah. If action is brought by Coaching Institute, this agreement shall be governed by the State of California, with jurisdiction and venue in the United States Court, the corresponding District and/or County Courts where RE Marketing is located.

         C. Entire Agreement. This instrument sets forth the entire agreement among the parties and supersedes all prior agreements, whether written or oral. All parts of Section titles or Paragraph captions of this Agreement are for convenience only, and shall not be deemed part of this Agreement, and in no way define, limit, augment, extend, or describe the scope, content, or intent of any part or parts of this Agreement.

         D. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors, and assigns; provided, however, that this provision shall not be construed as permitting assignment, substitution, delegation, or other transfer of rights or obligations by either party except upon the prior written consent of both parties hereto.

         E. Waiver or Forbearance Unless otherwise indicated herein, failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall not constitute a waiver of any such breach or of any other covenant, agreement, term, or condition. Any party, by notice delivered in the manner provided in this Agreement, may, but shall be under no obligation to waive any rights or any conditions to its obligation hereunder, or any duty, obligation, or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement, but each and every other covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach. To be effective, any waiver must be signed by both parties hereto.

         F. Severability. In the event that any condition, covenant, or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant or condition herein contained. If such condition, covenant, or other provision shall be deemed invalid due to is scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.


         The parties have executed this Coaching and Strategic Agreement effective the date and year set forth above.



         /s/ Craig R. Hendricks                        /s/ Roger Butcher
         ----------------------                        -----------------
         Craig R. Hendricks                            Roger Butcher
         President                                     President
         Coaching Institute, Inc.                      RE Marketing

                                    Exhibit A

                         Roger Butcher Coaching Programs

Package #1

         Intensive  8-Session  personalized  Roger Butcher Real Estate  Coaching
         Program                                              msrp     $1,495.00
                  -Includes Professional Sales Assessment msrp $ 199.00 -Also includes Roger Butcher Real Estate
                   Master Series Study Guide                  msrp     $   89.95
                                                                       ---------
                                                 Total Value           $1,783.95

         Special package price:                                        $1,495.00


Package #2

         Powerful  10-Session  personalized  Roger Butcher Real Estate  Coaching
         Program                                              msrp     $1,695.00
                  -Includes Professional Sales Assessment              $  199.00
                  -Also includes Roger Butcher Real Estate
                   Master Series Study Guide                           $   89.95
                                                                       ---------
         Super Bonus Pack Including the following:
                  -Master series 16 cassette sales training course     $  259.95
                  -Personal Brochure Design Kit                        $   49.95
                  -Postcard Marketing System                           $   99.95
                  -Working with an Agent Video                         $   49.95
                  -Pricing to Sell for Top Dollar Video                $   49.95
                  -Listing Visual Presentation Video                   $   49.95
                  -Listing Visual Presentation (39 color pp)           $   60.00
                  -Counselor "Sold" Folder                             $   24.95
                  -Power Letters Book & Computer Disc                  $  125.00
                  -14 page personal Web Site Design                    $  795.00
                                                                       ---------
                                                 Total Value           $3,548.60

         Special Package Price                                         $1,795.00

Package #3

         Expanded  12-Session  personalized  Roger Butcher Real Estate  Coaching
         Program                                              msrp     $1,995.00
                  -Includes Professional Sales Assessment              $  199.00
                  -Also includes Roger Butcher Real Estate
                   Master Series Study Guide                           $   89.95

         Super Bonus Pack                                              $1,570.00

         Delux Career Mega Pack Including the following:
                  -Dialogue Memory Flashcards                          $   45.95
                  -Absentee Owner Video                                $   49.95
                  -Expired Listing Video                               $   49.95
                  -Personal Brochure Design Video                      $   49.95
                  -Prospect & List for Sale by Owners Video            $   49.95
                  -Variable Price Ranging Video                        $   49.95
                  -Personal Assistant Program (6 cassettes)            $   89.95
                                                                       ---------
                                                 Total Value           $4,239.60

         Special Package Price                                         $1,995.00



/s/ Craig R. Hendricks                                  /s/ Roger Butcher
----------------------                                  -----------------
Craig R. Hendricks                                      Roger Butcher
President                                               President
Coaching Institute, Inc.                                Real Estate Marketing